HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

New Issue Marketing Materials

$ [44,927,000] (Approximate)

HomeBanc Mortgage Trust 2007-1
Issuing Entity

HMB Acceptance Corp.
Depositor

HomeBanc Mortgage Corporation
Sponsor, Seller and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Bear, Stearns & Co. Inc.
Underwriter

All Statistical Information based upon Information as of March 1, 2007.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement..

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary; the results, therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

$[46,001,000]
HomeBanc Mortgage Trust 2007-1, Group II

Class	Certificate Size (1)	Expected Ratings	CE Levels (1)	Certificate Interest Rate	Window (mos) (4)	WAL (yrs) (4)	Certificate Type
Offered Certificates
II-A	$[44,927,000]	AAA/Aaa	[18.45]% (2)	LIBOR (3)	1-55	1.86	Super Senior Floater
Not Offered Hereby
II-M-1	$[2,755,000]	[AA/Aa2]	[13.45]% (2)	LIBOR (3)	43-55	4.11	Mezzanine Floater
II-M-2	$[2,507,000]	[A/A2]	[8.90]% (2)	LIBOR (3)	40-55	3.99	Mezzanine Floater
II-B	$[1,708,000]	[BBB/Baa2]	[5.80]% (2)	LIBOR (3)	38-55	3.91	Subordinate Floater
II-X	Notional	NR/NR	Information Not Provided Herein

➢	Prepayment Pricing Speed is [30]% CPR.
➢	Certificates are subject to a variance of +/- 10%.
➢	The Certificates will settle flat and accrue interest on an actual/360 basis.
➢	See Exhibit II for the expected Available Funds Cap Schedule.
➢	See Exhibit III for yield tables run to the 10% Call and Maturity.

(1)
The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization (“OC”) and excess spread. It is anticipated that the sizes of the subordinated certificates will change upon confirmation from the rating agencies. These classes are not being marketed at this time.

(2)
Credit enhancement for the Certificates will be provided by a combination of subordination provided to the Class II-A Certificates by the Class II-M-1, Class II-M-2 (collectively, the “Class M Certificates”) and Class II-B Certificates, OC, excess spread, all as more fully described herein. The expected initial credit enhancement percentages are as provided above and are inclusive of the initial OC. The initial OC amount will equal [5.80]% as of the Cut-Off Date with an Overcollateralization Target of [7.10]% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

(3)
The Certificate Interest Rate for the Class II-A, Class II-M-1, Class II-M-2 and Class II-B Certificates will be the least of (a) a floating rate based on One-Month LIBOR plus [ ]%, [ ]%, [ ]% and [ ]%, respectively, (b) 11.000% per annum and (c) the Net WAC Cap Rate (as defined herein). On the first Distribution Date after the first possible Optional Clean-Up Call Date, the margin for the Class II-A Certificates will increase to 2 times the original margin, and the margin for the Class II-M-1, Class II-M-2 and Class II-B-1 Certificates will increase to 1.5 times the original margin.

(4)
The Class II-X will be entitled to receive on each Distribution Date any remaining cashflow from mortgage loan collections after all principal and interest on the Certificates and other expenses of the trust for such Distribution Date have been made.

(5)	The WAL and Payment Windows are shown to the 10% Optional Termination and to Maturity at the Pricing Prepayment Speed of 30% CPR.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Description of the Collateral:
The Group II mortgage loans are second lien, fixed and adjustable-rate mortgage loans secured by one- to four-family residential properties and individual condominium units. Approximately 94.88% of the mortgage loans have an initial fixed-rate period of five years while 0.10% of the mortgage loans have an initial fixed rate period of 6 months. After the initial fixed rate period for these mortgage loans, the interest rate on each mortgage loan will adjust semi-annually based on Six-Month LIBOR plus a margin. The remaining 5.02% of the Group II mortgage loans are fixed rate mortgage loans. All of the mortgage loans in Group II do not have prepayment penalties.

Loan Description	% of Pool	Gross WAC	Net WAC	WAM (mos.)	Gross Margin	Net Margin	Periodic Cap	Max Rate	Mos to Roll	Rem IO Term
30 Yr Fixed	2.78	15.85%	15.35%	359	NA	NA	NA	NA	NA	0
30 Yr Fixed - Interest Only	2.25	14.09%	13.59%	360	NA	NA	NA	NA	NA	120
6 Mo. ARM Interest Only	0.10	9.22%	8.72%	239	4.24%	3.74%	Uncapped	16.00%	5	119
5/6 LIBOR Interest Only	94.88	8.65%	8.15%	239	3.68%	3.18%	Uncapped	16.00%	59	119
Total Group II	100.00	8.98%	8.48%	245	3.49%	2.99%	Uncapped	15.20%	56	115

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Summary of Terms:

Issuing Entity:	HomeBanc Mortgage Trust 2007-1, a Delaware statutory trust.

Depositor:	HMB Acceptance Corp.

Originator, Servicer, Mortgage Loan Seller and Sponsor:	HomeBanc Mortgage Corporation.

Custodian and Indenture Trustee:	U.S. Bank National Association.

Delaware Trustee:	Wilmington Trust Company.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Underwriter:	Bear, Stearns & Co. Inc.

Cut-off Date:	March 1, 2007.

Closing Date:	March 30, 2007.

Final Scheduled Distribution Date:	May 25, 2037.

Rating Agencies:	Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

Tax Structure:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interest for tax purposes.

Settlement Date:	March 30, 2007.

Optional Clean-Up Call:
The terms of the transaction allow for a clean-up call of the Group II Mortgage Loans and the retirement of the Certificates, which may be exercised once the aggregate principal balance of the Group II Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Distribution Date:	25th day of each month (or the next business day), commencing April 25, 2007.

Certificates:	The trust will issue the Class II-A (also referred to as the “Senior Certificates”), Class II-M-1, Class II-M-2 and Class II-B Certificates.

Class II-M Certificates:	The Class II-M-1 and Class II-M-2 Certificates.

Offered Certificates:	The Class II-A Certificates.

Non Offered Certificates:	The Class II-M-1, Class II-M-2, Class II-B and Class II-X Certificates.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and Euroclear.

Denominations:	The Offered Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.

ERISA Considerations:
The Offered Certificates are expected to be eligible for purchase by ERISA plans. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

SMMEA Eligibility:	The Offered Certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Record Date:
With respect to the Offered Certificates and any Distribution Date, the business day preceding the applicable Distribution Date, so long as such certificates are in book-entry form; otherwise the Record Date shall be the business day of the month immediately preceding the applicable Distribution Date.

Delay Days:	With respect to the Offered Certificates, 0 day delay.

Interest Accrual Period:
With respect to the Offered Certificates and any Distribution Date, the Interest Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Offered Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The Offered Certificates will settle flat (no accrued interest).

Collection Period:
For any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:	The Prepayment Period with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

Compensating Interest:
On each Distribution Date, the Servicer is required to pay Compensating Interest up to the amount of the aggregate monthly Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayment on the Mortgage Loans that occurred during the Prepayment Period.

Monthly Advances:
The Servicer will be obligated to advance, or cause to be advanced, cash advances with respect to delinquent Distributions of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from future Distributions on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal Distributions on the Certificates and are not intended to guarantee or insure against losses. If the Servicer fails to make delinquency advances, the Master Servicer will be obligated to make such advances.

Prepayment Assumption:	The Offered Certificates will be priced based on the following collateral prepayment assumption: 30% CPR.

Net Mortgage Rate:
On any mortgage loan, the then applicable mortgage rate thereon minus the applicable servicing fee rate. All ongoing compensation for the Owner Trustee, Indenture Trustee and Custodian will be paid by the Master Servicer from float income generated by cash collections held by the Master Servicer from the Determination Date through the Distribution Date.

Certificate Interest Rate:
For any class of Group II Certificates, other than the Class II-X Certificate, a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable margin, (ii) 11.000% and (iii) the Net WAC Cap Rate.

Credit Enhancement:
•     Subordination (including the initial overcollateralization): Initially, [18.45]% for the Class II-A Certificates, [13.45]% for the Class II-M-1 Certificates, [8.90]% for the Class II-M-2 Certificates and [5.80]% for the Class B Certificates.

•     Overcollateralization (“OC”):
          Initial (% Orig.)                [5.80]%
          OC Target (% Orig.)        [7.10]%
          Stepdown (% Current)      [14.20]%
          OC Floor (% Orig.)           0.50%

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

•     Excess spread, which will initially be equal to approximately [ ] bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses and to build and maintain the OC Target on each Distribution Date on or after the Distribution Date in April 2007.

Group II Interest Funds:
With respect the Group II Mortgage Loans and any Distribution Date, the sum of (1) all interest received or advanced by the Servicer or the Master Servicer for the related collection period, (2) all compensating interest Distributions paid with respect to the mortgage loans that prepaid during the related prepayment period and (3) the portion of any purchase price or other amount paid with respect to the mortgage loans allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian, the Owner Trustee and any LPMI insurer.

Group II Principal Funds:
With respect to the Group II Mortgage Loans and any Distribution Date, the sum of (1) the principal portion of all scheduled monthly Distributions on the mortgage loans due on the related due date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the mortgage loan purchase agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Mortgage Loan Seller, Servicer or the holder or the Equity Certificate, liquidation proceeds and insurance proceeds; net of any fees payable to, and amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian, the Owner Trustee, any LPMI insurer (to the extent not reimbursed from Interest Funds.

Accrued Certificate Interest:
For any Distribution Date and each class of Certificates, other than the Class R Certificates, interest accrued during the related Accrual Period at the then-applicable Certificate Interest Rate on the related Certificate Principal Balance thereof immediately prior to such Distribution Date minus any prepayment interest shortfalls in excess of Compensating Interest for such Distribution Date, and any Relief Act Reductions for such Distribution Date.

The “Accrual Period” for all of the Certificates will be the period from and including the preceding Distribution Date (or from the Closing Date with respect to the first Distribution Date) to and including the day prior to the current Distribution Date. The trustee will calculate interest on the Certificates on an actual/360 basis. The Certificates will settle flat on the Closing Date.

Relief Act Reduction:	With respect to a mortgage loan, a reduction of the applicable mortgage rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

Net WAC Cap Rate:
With respect to any Distribution Date and any Class of Certificates, a per annum rate equal to the product of (1) the quotient of (a) 360 divided by (b) the actual number of days in the Interest Accrual Period, multiplied by (2) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their stated principal balances as of such first day of the related Collection Period.

Basis Risk Carryforward Amount:
For any Distribution Date, the sum of (i) if the Certificate Interest Rate for a Class of Certificates is calculated based on the Net WAC Cap Rate, the excess, if any, of (a) the amount of Accrued Certificate Interest calculated using the lesser of (x) One-month LIBOR plus the related margin and (y) 11.000% over (b) the amount of Accrued Certificate Interest calculated using a Certificate Interest Rate equal to the related Net WAC Cap Rate for such Distribution Date and (ii) the Basis Risk Carryforward Amount for all previous Distribution Dates not previously paid plus interest thereon at the related Certificate Interest Rate.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Extra Principal Distribution Amount:	With respect to any Distribution Date, the lesser of (x) the Monthly Excess Interest for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Net Monthly Excess Cashflow:
With respect to any Distribution Date, (a) the sum of (1) the Overcollateralization Release Amount, (2) Monthly Excess Interest and (3) any Principal Distribution Amount remaining after application under “Priority of Distributions—Principal Distribution” below minus (b) the Extra Principal Distribution Amount.

Monthly Excess Interest:	With respect to any Distribution Date, the amount of the Interest Funds remaining after application under “Priority of Distributions-Interest Distributions” below.

Principal Distribution Amount:
With respect to any Distribution Date, (a) the sum of (1) the Principal Funds for such Distribution Date and (2) the Extra Principal Distribution Amount for such Distribution Date minus (b) the Overcollateralization Release Amount.

Priority of Distributions:
On each Distribution Date, Distributions on the Certificates, to the extent of available funds, will be made according to the following priority:

Interest Distributions:
On each Distribution Date, Group II Interest Funds will be paid in the following order of priority:
1)    To the holders of the Class II-A Certificates, the Accrued Certificate Interest for such class; and
2)    To the holders of the Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, the Accrued Certificate Interest for such class.
Principal Distributions:
Prior to the Stepdown Date or on which a Trigger Event is in effect:
1)    To the holders of the Class II-A Certificates, from the Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
2)    To the holders of the Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, remaining Principal Distribution Amount, until the Certificate Principal Balance of such class has been reduced to zero; and
3)    Any remainder as part of Net Monthly Excess Cashflow as described below.
On or after the Stepdown Date on which a Trigger Event is not in effect:
1)    The Class II-A Principal Distribution Amount to the holders of the Class II-A Certificates, pro rata, until the Certificate Principal Balance of such class has been reduced to zero;
2)    To the holders of the Class II-M-1 Certificates, the Class II-M-1 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
3)    To the holders of the Class II-M-2 Certificates, the Class II-M-2 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero; and
4)    To the holders of the Class II-B Certificates, the Class II-B Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
5)    Any remainder as part of Net Monthly Excess Cashflow as described below.

Net Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, “Net Monthly Excess Cashflow” for such Distribution Date shall be distributed as follows :
(i)           to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, distributable as part of the Principal Distribution Amount;

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

(ii)           first to the holders of the Class II-A Certificates, pro rata, and second to the holders of the Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, in an amount equal to the Deferred Interest for such Certificates;
(iii)          to the holders of the Class II-A Certificates, pro rata, any Basis Risk Carryover Amounts for such classes;
(iv)          to the holders of the Class II-M Certificates and Class B Certificates, sequentially, any Basis Risk Carryover Amounts for such classes;
(v)           to the holder of the Equity Certificate as provided in the Indenture and the Trust Agreement

Overcollateralization Deficiency Amount:	For any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date.

Overcollateralization Target Amount:
With respect to any Distribution Date (a) prior to the Stepdown Date, approximately [7.10]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately [7.10]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) [14.20]% of the then current aggregate Stated Principal Balance of the mortgage loans as of that Distribution Date and (ii) the Overcollateralization Floor, which is approximately $275,455 and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Overcollateralization Release Amount:
With respect to any Distribution Date is the lesser of (x) the sum of the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Distribution Amount is applied as a principal distribution on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to this clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

Overcollateralization Amount:	For any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans exceeds (ii) the aggregate Certificate Principal Balance of the Certificates.

Realized Losses:
With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the net liquidation proceeds with respect to such mortgage loan and the related mortgaged property.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account Distributions of principal on the related mortgage loans, but prior to any Distribution of the Principal Distribution Amounts to the holders of the Certificates then entitled to Distributions of principal on such Distribution Date) is greater than or equal to approximately [41.70]%.

Trigger Event:
A “Trigger Event,” with respect to each Distribution Date on or after the Stepdown Date, exists (i) if the three-month rolling average of the percent equal to the aggregate Stated Principal Balance of the related mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the aggregate Stated Principal Balance of the related mortgage loans as of the last day of the related due period, equals or exceeds [19.18]% of the aggregate Certificate Principal Balance of the Class II-M Certificates and Class II-B Certificates plus the Overcollateralization Amount or (ii) if the Cumulative Loss Test has been violated.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Cumulative Loss Test:
The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date:	Percentage

March 2010 through February 2011:	[4.00]%

March 2011 through February 2012:	[5.25]%

March 2013 through February 2014:	[6.25]%

March 2014 and thereafter:	[6.75]%

Class II-A Principal Distribution Amount:
For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Distribution Date and (B) an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [58.30]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Class II-M-1 Principal Distribution Amount:
For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after Distribution of the Class II-A Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the Distribution of the Class II-A Principal Distribution Amount and (2) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [72.40]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Class II-M-2 Principal Distribution Amount:
For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after Distribution of the Class II-A Principal Distribution Amount and the Class II-M-1 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the Distribution of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the Distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date) and (3) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [81.60]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Class II-B-1 Principal Distribution Amount:
For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after Distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount and the Class II-M-2 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the Distribution of the Class II-A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the Distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the Distribution of the Class II-M-2 Principal Distribution Amount for such Distribution Date) and (4) the Certificate Principal Balance of the Class II-B-1 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [85.80]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the OC Floor.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.hmbtstaticpool.com/. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the Certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loans securitizations is likely not be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Exhibit I - Collateral Characteristics
Total Group II Mortgage Loan Statistics - As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	55,090,963	1,000	350,000
Average Scheduled Principal Balance	47,127
Number of Mortgage Loans	1,169

Weighted Average Gross Coupon	8.977%	6.750%	19.625%
Weighted Average FICO Score	732	626	816
Weighted Average Original LTV*	78.14%	18.64%	90.32%
Weighted Average CLTV**	96.17%	28.41%	110.32%
Weighted Average DTI	31.41%	0.07%	55.86%

Weighted Average Original Term	246	240	360
Weighted Average Stated Remaining Term	245	237	360
Weighted Average Seasoning	1	0	5

(ARMs Only)
Weighted Average Gross Margin	3.679%	2.875%	4.875%
Weighted Average Minimum Interest Rate	2.994%	2.375%	4.375%
Weighted Average Maximum Interest Rate	16.000%	16.000%	16.000%
Weighted Average Initial Rate Cap	7.345%	6.000%	9.000%
Weighted Average Subsequent Rate Cap	Uncapped	Uncapped	Uncapped
Weighted Average Months to Roll	59	4	61

Maturity Date		December 1, 2026	April 1, 2037
Maximum Zip Code Concentration	30135 (2.24%)

ARM	94.98%
Fixed Rate	5.02%
*Calculated by dividing the original balance of the associated first lien by the minimum of the sales price and the appraisal value
**Calculated by dividing the sum of the associated first lien balance and the second lien balance by the minimum of the sales price and the appraisal value

Interest Only	97.22%	Single Family	28.05%
Weighted Average IO Term (Non-Zero)	120	2 - 4 Units	0.50%
Not Interest Only	2.78%	Condo	13.02%
		Planned Unit Development	57.86%
First Lien	0.00%	Townhouse	0.48%
Second Lien	100.00%	CO-OP	0.10%

Full Documentation	82.42%	Top 4 States:
		Florida	44.42%
Purchase	90.47%	Georgia	46.52%
Cash Out Refinance	2.92%	North Carolina	8.59%
Rate/Term Refinance	6.61%	South Carolina	0.47%

Primary	85.54%
Investment	5.96%
Second / Vacation	8.50%

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Product Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
30YR FIXED	28	1,528,856	2.78	15.847	704	54,602	94.65	5.56
30YR FIXED IO	23	1,239,377	2.25	14.094	704	53,886	99.15	20.79
5/6LIBOR IO	1116	52,269,131	94.88	8.654	734	46,836	96.15	86.18
6MLIBOR IO	2	53,600	0.10	9.216	739	26,800	95.63	36.57
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
1 - 50,000	802	24,614,031	44.68	8.956	731	30,691	95.81	85.03
50,001 - 100,000	304	20,509,518	37.23	8.945	729	67,466	97.31	78.23
100,001 - 150,000	36	4,262,294	7.74	8.658	738	118,397	97.84	92.18
150,001 - 200,000	14	2,345,450	4.26	8.572	739	167,532	97.25	93.25
200,001 - 250,000	7	1,554,920	2.82	10.952	745	222,131	87.20	70.73
250,001 - 300,000	3	827,500	1.50	10.401	729	275,833	94.88	65.56
300,001 - 350,000	3	977,250	1.77	8.199	759	325,750	86.85	69.07
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Current Gross Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
6.500 - 6.999	1	36,500	0.07	6.750	802	36,500	83.35	100.00
7.000 - 7.499	1	14,900	0.03	7.250	776	14,900	84.64	100.00
7.500 - 7.999	52	2,082,747	3.78	7.798	757	40,053	84.96	100.00
8.000 - 8.499	358	17,160,393	31.15	8.235	756	47,934	95.54	91.46
8.500 - 8.999	405	19,978,383	36.26	8.645	731	49,329	97.22	90.01
9.000 - 9.499	169	7,702,031	13.98	9.173	711	45,574	96.30	69.31
9.500 - 9.999	133	5,385,776	9.78	9.642	694	40,495	98.27	73.39
10.000 - 10.499	1	37,500	0.07	10.250	695	37,500	99.99	100.00
10.500 - 10.999	1	73,400	0.13	10.625	699	73,400	100.00	100.00
11.000 - 11.499	1	88,000	0.16	11.250	714	88,000	99.98	0.00
11.500 - 11.999	1	40,000	0.07	11.500	691	40,000	90.00	0.00
12.000 - 12.499	1	76,650	0.14	12.375	672	76,650	95.00	0.00
12.500 - 12.999	2	143,276	0.26	12.674	705	71,638	99.99	0.00
13.000 - 13.499	3	105,200	0.19	13.049	682	35,067	99.96	0.00
13.500 - 13.999	3	88,200	0.16	13.675	698	29,400	100.00	39.68
14.000 - 14.499	4	430,350	0.78	14.253	713	107,588	99.34	0.00
14.500 - 14.999	7	322,417	0.59	14.627	700	46,060	97.97	2.95
15.000 - 15.499	3	85,247	0.15	15.250	715	28,416	98.59	34.02
15.500 - 15.999	4	192,111	0.35	15.823	680	48,028	97.55	49.96
16.000 - 16.499	4	208,593	0.38	16.250	685	52,148	86.14	0.00
16.500 - 16.999	2	68,591	0.12	16.669	734	34,296	99.99	35.50
17.000 - 17.499	3	274,050	0.50	17.351	713	91,350	94.53	0.00
17.500 - 17.999	6	387,850	0.70	17.615	723	64,642	95.94	0.00
18.500 - 18.999	3	79,748	0.14	18.772	701	26,583	96.62	0.00
19.500 - 19.999	1	29,050	0.05	19.625	628	29,050	89.97	0.00
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Lien	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Second Lien	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Interest Only	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
No	28	1,528,856	2.78	15.847	704	54,602	94.65	5.56
Yes	1141	53,562,108	97.22	8.781	733	46,943	96.21	84.62
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Gross Margin (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
2.875	86	3,438,583	6.24	7.935	765	39,984	85.42	100.00
3.125	44	1,364,697	2.48	8.128	742	31,016	88.79	93.88
3.250	53	2,409,785	4.37	8.269	767	45,468	94.87	100.00
3.375	325	17,328,897	31.46	8.375	755	53,320	98.06	89.92
3.500	28	1,491,872	2.71	8.557	738	53,281	94.41	100.00
3.625	116	5,749,415	10.44	8.644	729	49,564	98.06	90.11
3.750	37	1,620,786	2.94	8.659	694	43,805	93.56	100.00
3.875	114	5,220,388	9.48	8.817	709	45,793	97.20	91.74
4.000	47	2,339,241	4.25	9.063	686	49,771	92.46	81.40
4.125	54	2,506,935	4.55	8.779	729	46,425	96.98	87.81
4.250	18	852,850	1.55	9.111	706	47,381	93.39	50.44
4.375	69	2,520,181	4.57	9.288	754	36,524	97.09	5.03
4.500	15	663,286	1.20	9.354	664	44,219	94.39	90.66
4.625	105	4,599,968	8.35	9.613	686	43,809	99.29	83.94
4.750	3	53,348	0.10	9.787	665	17,783	91.82	100.00
4.875	4	162,500	0.29	9.656	733	40,625	98.84	56.55
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Maximum Mortgage Rates (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
16.000	1118	52,322,731	94.98	8.655	734	46,800	96.14	86.13
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Initial Periodic Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
6.125	9	348,650	0.63	9.875	716	38,739	98.91	73.96
6.250	40	1,639,905	2.98	9.750	680	40,998	98.84	90.36
6.375	45	1,807,690	3.28	9.625	689	40,171	98.82	79.47
6.500	38	1,551,531	2.82	9.500	711	40,830	97.09	47.60
6.625	44	1,843,047	3.35	9.375	717	41,887	97.68	43.22
6.750	34	1,500,837	2.72	9.250	705	44,142	94.47	68.57
6.875	44	2,130,446	3.87	9.125	700	48,419	96.52	81.08
7.000	47	2,227,701	4.04	9.000	721	47,398	96.19	80.13
7.125	89	3,736,776	6.78	8.875	715	41,986	95.61	81.05
7.250	67	3,207,210	5.82	8.750	710	47,869	97.49	94.33
7.375	117	5,627,118	10.21	8.625	742	48,095	97.63	87.62
7.500	132	7,407,279	13.45	8.500	741	56,116	97.60	94.46
7.625	133	6,816,333	12.37	8.375	753	51,251	96.58	90.98
7.750	91	4,256,529	7.73	8.250	753	46,775	97.04	89.20
7.875	77	3,311,393	6.01	8.125	756	43,005	94.58	90.73
8.000	57	2,776,138	5.04	8.000	764	48,704	91.83	96.99
8.125	28	1,055,562	1.92	7.875	761	37,699	90.38	100.00
8.250	17	830,032	1.51	7.750	754	48,825	77.01	100.00
8.375	5	133,886	0.24	7.625	747	26,777	89.52	100.00
8.500	2	63,267	0.11	7.500	753	31,633	89.33	100.00
8.750	1	14,900	0.03	7.250	776	14,900	84.64	100.00
9.250	1	36,500	0.07	6.750	802	36,500	83.35	100.00
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Subsequent Periodic Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
Uncapped	1118	52,322,731	94.98	8.655	734	46,800	96.14	86.13
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Lifetime Rate Cap (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
6.125	9	348,650	0.63	9.875	716	38,739	98.91	73.96
6.250	40	1,639,905	2.98	9.750	680	40,998	98.84	90.36
6.375	45	1,807,690	3.28	9.625	689	40,171	98.82	79.47
6.500	38	1,551,531	2.82	9.500	711	40,830	97.09	47.60
6.625	44	1,843,047	3.35	9.375	717	41,887	97.68	43.22
6.750	34	1,500,837	2.72	9.250	705	44,142	94.47	68.57
6.875	44	2,130,446	3.87	9.125	700	48,419	96.52	81.08
7.000	47	2,227,701	4.04	9.000	721	47,398	96.19	80.13
7.125	89	3,736,776	6.78	8.875	715	41,986	95.61	81.05
7.250	67	3,207,210	5.82	8.750	710	47,869	97.49	94.33
7.375	117	5,627,118	10.21	8.625	742	48,095	97.63	87.62
7.500	132	7,407,279	13.45	8.500	741	56,116	97.60	94.46
7.625	133	6,816,333	12.37	8.375	753	51,251	96.58	90.98
7.750	91	4,256,529	7.73	8.250	753	46,775	97.04	89.20
7.875	77	3,311,393	6.01	8.125	756	43,005	94.58	90.73
8.000	57	2,776,138	5.04	8.000	764	48,704	91.83	96.99
8.125	28	1,055,562	1.92	7.875	761	37,699	90.38	100.00
8.250	17	830,032	1.51	7.750	754	48,825	77.01	100.00
8.375	5	133,886	0.24	7.625	747	26,777	89.52	100.00
8.500	2	63,267	0.11	7.500	753	31,633	89.33	100.00
8.750	1	14,900	0.03	7.250	776	14,900	84.64	100.00
9.250	1	36,500	0.07	6.750	802	36,500	83.35	100.00
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Original Term (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
240	1118	52,322,731	94.98	8.655	734	46,800	96.14	86.13
360	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Remaining Term to Stated Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
237	273	11,311,384	20.53	8.773	726	41,434	96.57	86.60
238	318	14,387,414	26.12	8.497	733	45,243	96.38	85.45
239	219	10,898,059	19.78	8.620	741	49,763	94.98	80.69
240	308	15,725,874	28.55	8.739	734	51,058	96.43	90.17
355	1	39,131	0.07	15.750	682	39,131	89.96	0.00
356	2	89,144	0.16	13.529	674	44,572	99.99	0.00
357	2	117,641	0.21	12.881	706	58,821	100.00	62.39
358	3	103,895	0.19	15.984	712	34,632	98.10	27.91
359	10	438,973	0.80	16.332	697	43,897	93.50	27.41
360	33	1,979,450	3.59	14.917	706	59,983	97.08	6.06
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Months to Next Rate Adjustment	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
4	1	34,000	0.06	9.125	731	34,000	100.00	0.00
6	1	19,600	0.04	9.375	752	19,600	88.04	100.00
57	273	11,311,384	20.53	8.773	726	41,434	96.57	86.60
58	317	14,353,414	26.05	8.495	733	45,279	96.37	85.65
59	219	10,898,059	19.78	8.620	741	49,763	94.98	80.69
60	244	12,673,674	23.00	8.758	733	51,941	96.22	90.60
61	63	3,032,600	5.50	8.659	739	48,137	97.38	88.33
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Next Rate Adjustment Date	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
2007-07	1	34,000	0.06	9.125	731	34,000	100.00	0.00
2007-09	1	19,600	0.04	9.375	752	19,600	88.04	100.00
2011-12	273	11,311,384	20.53	8.773	726	41,434	96.57	86.60
2012-01	317	14,353,414	26.05	8.495	733	45,279	96.37	85.65
2012-02	219	10,898,059	19.78	8.620	741	49,763	94.98	80.69
2012-03	244	12,673,674	23.00	8.758	733	51,941	96.22	90.60
2012-04	63	3,032,600	5.50	8.659	739	48,137	97.38	88.33
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Index Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
6 Mo Libor	1118	52,322,731	94.98	8.655	734	46,800	96.14	86.13
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Rate Adjustment Period	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	51	2,768,233	5.02	15.062	704	54,279	96.67	12.38
6 Months	1118	52,322,731	94.98	8.655	734	46,800	96.14	86.13
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Original Loan-to-Value Ratio (%)*	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
15.01 - 20.00	1	212,770	0.39	7.750	708	212,770	28.41	100.00
30.01 - 35.00	1	115,700	0.21	8.500	700	115,700	94.99	100.00
40.01 - 45.00	2	211,000	0.38	8.121	782	105,500	85.88	100.00
45.01 - 50.00	3	400,000	0.73	8.112	783	133,333	90.61	100.00
50.01 - 55.00	2	204,700	0.37	10.533	712	102,350	89.21	73.77
55.01 - 60.00	6	824,050	1.50	8.602	754	137,342	83.70	63.32
60.01 - 65.00	7	803,524	1.46	16.804	713	114,789	93.93	0.00
65.01 - 70.00	7	811,798	1.47	11.719	726	115,971	97.36	45.61
70.01 - 75.00	30	2,080,336	3.78	9.229	722	69,345	92.85	79.50
75.01 - 80.00	1104	49,142,738	89.20	8.811	732	44,513	96.93	84.45
80.01 - 85.00	5	247,149	0.45	8.871	719	49,430	99.08	94.46
90.01 - 95.00	1	37,200	0.07	8.500	724	37,200	110.32	100.00
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42
*Calculated by using the original balance of the associated first lien divided by the minimum of the sales price and the appraisal value

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Combined Loan-to-Value Ratio (%)*	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
25.01 - 30.00	1	212,770	0.39	7.750	708	212,770	28.41	100.00
50.01 - 55.00	1	30,000	0.05	7.875	754	30,000	54.81	100.00
60.01 - 65.00	1	24,667	0.04	8.000	785	24,667	60.93	100.00
65.01 - 70.00	2	343,250	0.62	8.405	772	171,625	69.96	11.94
70.01 - 75.00	2	93,233	0.17	12.911	731	46,616	73.18	42.40
75.01 - 80.00	1	49,000	0.09	9.250	806	49,000	79.98	100.00
80.01 - 85.00	31	592,901	1.08	8.151	739	19,126	83.97	90.98
85.01 - 90.00	326	11,425,604	20.74	8.688	737	35,048	89.64	67.54
90.01 - 95.00	180	9,278,676	16.84	9.418	723	51,548	94.68	80.75
95.01 - 100.00	618	32,711,215	59.38	8.972	733	52,931	99.91	88.45
100.01 +	6	329,649	0.60	8.988	703	54,942	101.87	100.00
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42
*Calculated by dividing the sum of the associated first lien balance and the second lien balance by the minimum of the sales price and the appraisal value

FICO	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
0 - 499	1	87,750	0.16	8.250	0	87,750	99.99	100.00
620 - 639	4	114,817	0.21	15.896	631	28,704	96.63	8.27
640 - 659	53	2,279,689	4.14	9.582	652	43,013	96.51	96.71
660 - 679	106	4,627,819	8.40	10.006	670	43,659	96.28	88.95
680 - 699	140	6,512,733	11.82	9.172	689	46,520	96.50	90.07
700 - 719	159	8,376,516	15.20	9.499	709	52,682	94.77	76.26
720 - 739	183	8,270,663	15.01	8.704	729	45,195	97.52	79.69
740 - 759	158	8,009,985	14.54	8.463	749	50,696	96.84	80.25
760 - 779	173	7,192,744	13.06	8.762	769	41,577	95.91	78.98
780 - 799	144	7,278,179	13.21	8.479	788	50,543	95.34	83.39
800 - 849	48	2,340,067	4.25	8.564	806	48,751	95.88	83.98
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Occupancy Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Investor	115	3,283,754	5.96	11.927	731	28,554	91.42	41.60
Owner Occupied	955	47,123,233	85.54	8.763	732	49,344	96.62	86.22
Second Home	99	4,683,976	8.50	9.058	736	47,313	94.99	72.87
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
2-4 Family	6	274,043	0.50	13.836	703	45,674	88.79	21.57
CO-OP	1	53,600	0.10	9.500	671	53,600	100.00	100.00
Condominium	186	7,174,925	13.02	8.894	739	38,575	96.63	78.02
PUD	591	31,874,046	57.86	8.951	732	53,932	96.25	81.85
Single Family	378	15,450,726	28.05	8.988	730	40,875	95.89	86.35
Townhouse	7	263,623	0.48	8.540	743	37,660	97.62	100.00
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Documentation Level	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Full/Alternative	969	45,407,108	82.42	8.640	731	46,860	96.65	100.00
No Documentation	9	423,724	0.77	15.514	742	47,080	96.66	0.00
No Ratio	13	1,183,672	2.15	15.570	704	91,052	97.10	0.00
Stated Income	178	8,076,460	14.66	9.561	741	45,373	93.32	0.00
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Cash Out Refinance	49	1,610,835	2.92	8.867	707	32,874	89.04	96.27
Purchase	1032	49,839,521	90.47	8.998	734	48,294	96.89	82.34
Rate/Term Refinance	88	3,640,607	6.61	8.736	711	41,371	89.48	77.45
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

State	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
Florida	442	24,470,263	44.42	9.116	734	55,363	95.14	74.74
Georgia	598	25,629,731	46.52	8.864	731	42,859	97.07	88.39
North Carolina	123	4,731,045	8.59	8.896	730	38,464	96.86	91.44
South Carolina	6	259,925	0.47	8.540	714	43,321	91.59	53.26
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Total Group II Mortgage Loan Statistics (continued)

DTI	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO	Average Current Balance ($)	Weighted Average Combined Orig LTV (%)	Percent Full Doc (%)
NA	22	1,607,396	2.92	15.555	714	73,063	96.98	0.00
0.01 - 15.00	78	4,307,183	7.82	8.684	740	55,220	95.02	66.67
15.01 - 30.00	358	17,732,469	32.19	8.662	733	49,532	96.64	87.56
30.01 - 45.00	630	27,939,238	50.71	8.865	732	44,348	95.92	84.48
45.01 - 60.00	81	3,504,679	6.36	8.804	731	43,268	96.88	97.14
Total:	1169	55,090,963	100.00	8.977	732	47,127	96.17	82.42

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Exhibit II - Available Funds Cap Schedule

Exhibit III- Price/Yield Tables

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

HomeBanc Mortgage Trust 2007-1, Group II
Preliminary Term Sheet

Contact Information

MBS Trading

Keith Lind	Tel: (212) 272-5451
Managing Director	klind@bear.com

MBS Banking

Baron Silverstein	Tel: (212) 272-3877
Senior Managing Director	bsilverstein@bear.com

Jeff Maggard	Tel: (212) 272-9457
Managing Director	jmaggard@bear.com

Craig Meltzer	Tel: (212) 272-1516
Analyst	cmeltzer@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Senior Managing Director	cfuller@bear.com

Rating Agencies

TBD - S&P

TBD- Moodys

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	March 27, 2007
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.